Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


           Delaware                                 38-0549190
(State or other jurisdiction          (I.R.S. Employee Identification No.)
of incorporation or organization)

          The American Road
         Dearborn, Michigan                             48121-1899
 (Address of principal executive offices)                (Zip Code)


                    FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS
                           PLAN FOR HOURLY EMPLOYEES
                            (Full Title of the Plan)

                             J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                         Dearborn, Michigan 48121-1899
                                 (313) 323-2260
(Name, address and telephone number, including area code, of agent for service)
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                                                  CALCULATION OF REGISTRATION FEE

                                                      Proposed maximum        Proposed maximum
        Title of                                     offering price per      aggregate offering
    securities to be           Amount to be             obligation**               price**          Amount of registration
       registered               registered*                                                                   fee
------------------------- ------------------------ ----------------------- ------------------------ ------------------------
Common Stock,                    4,000,000
$1.00 par value                   shares                $37.4375               $149,750,000.00          $45,378.79
------------------------- ------------------------ ----------------------- ------------------------ ------------------------
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     *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity
Management Trust Company, as trustee under the Master Trust established as of
September 30, 1995 and as trustee under the Plan, during 1997 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the market price of Common Stock of the Company on May 27, 1997 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
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                                       -2-


                        FORD MOTOR COMPANY TAX-EFFICIENT
                        SAVINGS PLAN FOR HOURLY EMPLOYEES
                             ______________________

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 33-64605, 33-61107, 33-58255, 33-54737, 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018 are incorporated herein by reference.
                              ____________________

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit 4.A    - Ford Motor Company Tax-Efficient Savings Plan for Hourly
                 Employees. Filed as Exhibit 4.A to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.B    - Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.C    - Copy of Group Annuity Contract effective January 1, 1995 between John Hancock Mutual Life Insurance Company and
                 Comerica Bank, as Trustee. Filed as Exhibit 4.C to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 5.A    - Opinion of Peter Sherry, Jr., an Assistant Secretary and
                 Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B    - Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement No. 33-58255 and incorporated herein by reference.

Exhibit 15     - Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     - Consent of Independent Certified Public Accountants. Filed
                 with this Registration Statement.

Exhibit 24.A   - Powers of Attorney authorizing signature. Filed with this
                 Registration Statement.

Exhibit 24.B   - Certified resolutions of Board of Directors authorizing
                 signature pursuant to a power of attorney. Filed with this Registration Statement.


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                                     -3-

                                   SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 29th day of May, 1997.



                                    FORD MOTOR COMPANY TAX-EFFICIENT
                                    SAVINGS PLAN FOR HOURLY EMPLOYEES


                                    By: /s/Glen Anderson
                                        Glen Anderson, Chairman
                                        Tax-Efficient Savings Plan
                                        for Hourly Employees Committee


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                                      -4-

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 29th day of May, 1997.


                                     FORD MOTOR COMPANY

                                     By:  Alex Trotman*
                                        ----------------------------------
                                        (Alex Trotman)
                                        Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.
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         Signature                          Title                                        Date
         ---------                          -----                                        ----
                                    Director and Chairman of the
                                    Board of Directors, President
                                     and Chief Executive Officer
     Alex Trotman*                  (principal executive officer)                    May 29, 1997
----------------------------
    (Alex Trotman)



    Michael D. Dingman*                    Director                                  May 29, 1997
----------------------------
  (Michael D. Dingman)


                                     Director, Vice President-Ford
                                       and President and Chief
                                         Operating Officer,
     Edsel B. Ford II*               Ford Motor Credit Company                       May 29, 1997
-----------------------------
    (Edsel B. Ford II)



     William Clay Ford*                    Director                                  May 29, 1997
-----------------------------
    (William Clay Ford)


                                      Director and Chairman
   William Clay Ford, Jr.*          of the Finance Committee                         May 29, 1997
-----------------------------
  (William Clay Ford, Jr.)

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                                             -5-

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

         Signature                          Title                                        Date
         ---------                          -----                                        ----


    Roberto C. Goizueta*                   Director                                  May 29, 1997
----------------------------
   (Roberto C. Goizueta)


  Irvine O. Hockaday, Jr.*                 Director                                  May 29, 1997
----------------------------
 (Irvine O. Hockaday, Jr.)


     Marie-Josee Kravis*                   Director                                  May 29, 1997
----------------------------
    (Marie-Josee Kravis)


      Ellen R. Marram*                     Director                                  May 29, 1997
----------------------------
     (Ellen R. Marram)


     Homer A. Neal*                        Director                                  May 29, 1997
----------------------------
    (Homer A. Neal)


      Carl E. Reichardt*                   Director                                  May 29, 1997
----------------------------
     (Carl E. Reichardt)


     John L. Thornton*                     Director                                  May 29, 1997
----------------------------
     (John L. Thornton)


                                     Executive Vice President
                                    and Chief Financial Officer
      John M. Devine*              (principal financial officer)                     May 29, 1997
----------------------------
     (John M. Devine)


                                         Corporate Controller
   William J. Cosgrove*             (principal accounting officer)                   May 29, 1997
----------------------------
 (William J. Cosgrove)




*By:/s/K.S. Lamping
    -------------------
     (K. S. Lamping,
     Attorney-in-Fact)


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                                  EXHIBIT INDEX

                                                                                     Sequential Page
                                                                                     at which Found
                                                                                   (or Incorporated
                                                                                    by Reference)
                                                                                    ---------------



Exhibit 4.A    - Ford Motor Company Tax-Efficient Savings Plan for Hourly
                 Employees. Filed as Exhibit 4.A to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.B    - Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.C    - Copy of Group Annuity Contract effective January 1, 1995 between John Hancock Mutual Life Insurance Company and
                 Comerica Bank, as Trustee. Filed as Exhibit 4.C to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 5.A    - Opinion of Peter Sherry, Jr., an Assistant Secretary and
                 Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B    - Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement No. 33-58255 and incorporated herein by reference.

Exhibit 15     - Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     - Consent of Independent Certified Public Accountants. Filed
                 with this Registration Statement.

Exhibit 24.A   - Powers of Attorney authorizing signature. Filed with this
                 Registration Statement.

Exhibit 24.B   - Certified resolutions of Board of Directors authorizing
                 signature pursuant to a power of attorney. Filed with this Registration Statement.


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